QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.6

CATERPILLAR INC.,
as Back-up Manager

UCO COMPRESSION 2002 LLC,
BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P.
as Owners,

and

UNIVERSAL COMPRESSION, INC.,
as Manager

Dated as of December 31, 2002

ALL RIGHT, TITLE AND INTEREST IN AND TO THIS AGREEMENT ON THE PART OF UCO COMPRESSION 2002 LLC AND BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P. HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, UNDER AN INDENTURE, DATED AS OF DECEMBER 31, 2002, FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

BACK-UP MANAGEMENT AGREEMENT

        THIS BACK-UP MANAGEMENT AGREEMENT, dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this Agreement"), is entered into by and among CATERPILLAR INC., a corporation organized under the laws of the state of Delaware (the "Back-up Manager" or "Caterpillar"), UCO COMPRESSION 2002 LLC, a limited liability company formed under the laws of the state of Delaware (an "Owner"), BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P., a limited partnership formed under the laws of the state of Delaware (an "Owner"; and collectively with UCO Compression 2002 LLC, the "Owners") and UNIVERSAL COMPRESSION, INC., a corporation organized under the laws of the state of Texas (the "Manager" or "Universal").

RECITALS

        WHEREAS, the Owners are the owners of the Owner Compressors (as defined in Appendix A to the Indenture referred to below); and

        WHEREAS, the Owners and the Manager have entered into the Management Agreement, dated as of December 31, 2002, (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Management Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which the Manager agreed, inter alia, to operate and lease or sublease the Owner Compressors in a manner consistent with any other UCI Compressor; and

        WHEREAS, the Back-up Manager desires to serve as a back-up manager with respect to the Owner Compressors; and

        WHEREAS, each Owner desires to engage the Back-up Manager to act as back-up manager with respect to the Owner Compressors; and

        NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning assigned to such terms in Appendix A to the Indenture, dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Indenture"), between BRL Universal Compression Funding I 2002, L.P. (the "Issuer") and Wells Fargo Bank Minnesota, National Association, as indenture trustee (together with its successors and assigns, the "Indenture Trustee"), as such Appendix A may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of the Indenture, and the rules of usage set forth in such Appendix A shall apply to this Agreement, provided that any amendment to the Indenture, Appendix A thereto or any other Related Document (other than as set forth below) shall not be binding on the Back-up Manager to the extent such amendment would serve to expand the Back-up Manager's obligations or liabilities hereunder or thereunder or modify any of the rights of the Back-up Manager hereunder or thereunder, including without limitation, its rights to fees, without the prior written consent of the Back-up Manager; provided however, notwithstanding anything contained herein to the contrary, the parties shall not amend the Management Agreement or Appendix A (to the extent any terms are used in the Management Agreement) without obtaining the prior written consent of the Back-up Manager; otherwise, terms defined herein shall have the following meanings, and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:

        "Back-up Manager Fee" means an amount equal to the amount set forth in that separate fee letter agreement dated as of even date herewith by and among the Manager, the Back-up Manager, and the

Owners, as it may be amended, modified or supplemented from time to time with the written consent of the Control Party..

        "Back-up Manager Indemnified Parties" shall have the meaning set forth in Section 6.1 hereof.

        "Back-up Manager Termination Notice" shall have the meaning set forth in Section 4.1 hereof.

        "Claim" shall have the meaning set forth in Section 6.1 hereof.

        "Management Replacement Date" shall mean the earlier of (a) ninety (90) days after delivery and receipt of a Manager Termination Notice specifying a Manager Default; and (b) the date which the Back-up Manager assumes in writing all of the duties of the Manager under the Management Agreement except as modified as set forth in Exhibit B to this Agreement.

        "Schedule A" shall mean, with respect to any Owner Compressor, the respective Schedule A attached to the form of master equipment rental agreement relating to the rental of such Owner Compressors.

        "Status Report" shall have the meaning set forth in Section 3.3(c) hereof.

        "Systems Data" shall have the meaning set forth in Section 2.2 hereof.

        "Transition Plan" shall have the meaning set forth in Section 2.2 hereof.

ARTICLE II

APPOINTMENT OF BACK-UP MANAGER

        SECTION 2.1    Each Owner hereby appoints Caterpillar as the initial Back-up Manager, and the Back-up Manager, in executing this Agreement, hereby accepts such appointment on the terms and conditions set forth in this Agreement. Other than the duties specifically set forth in this Agreement, the Back-up Manager shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Manager or the Owners. The Back-up Manager shall have no liability for any actions taken or omitted by the Manager or by the Owners. The duties and obligations of the Back-up Manager shall be determined solely by the express provisions of this Agreement and, on the Management Replacement Date, except as set forth on Exhibit B, the provisions of the Management Agreement are incorporated herein and in the Management Agreement as of such date by reference and shall apply with the same force and effect as if such provisions were set forth in full herein to the extent provided in this Section 2.1 (including, without limitation, the obligations of the Manager under the Head Lease and Head Lessee Security Agreement); provided, however, no implied covenants or obligations shall be read into this Agreement or the Management Agreement against the Back-up Manager and provided further that the parties to the Management Agreement, and Appendix A, to the extent any terms in Appendix A are used in the Management Agreement, shall not amend the same without the prior written consent of the Back-up Manager. On the Management Replacement Date except as set forth in Exhibit B attached hereto and incorporated herein by reference for all purposes, the Back-up Manager shall be obligated under the Management Agreement as if it were the "Manager" thereunder. Notwithstanding anything contained in this Agreement or the Management Agreement to the contrary, including without limitation, Sections 5.2, 5.5 or 5.6 of the Management Agreement, the Back-up Manager shall only be required to perform its obligations under the Management Agreement in accordance with the Services Standard and Applicable Law. Notwithstanding anything contained in this Agreement, the Management Agreement or any Related Document to the contrary, the Back-up Manager's duties and obligations as Manager shall not arise until and unless the Back-up Manager has received written notice from the Indenture Trustee (at the direction of the Control Party) of an occurrence and continuation of a Manager Default.

        SECTION 2.2    The parties agree as follows:

          (a)  The Back-up Manager has delivered its transition plan (the "Transition Plan") to the Owners, the Deal Agent, the Series Enhancer, and the Rating Agencies, which Transition Plan describes, in summary detail, the steps which must be taken to transfer the management of the Owner Compressors from the Manager to the Back-up Manager. A copy of the Transition Plan is attached as Exhibit C hereto and incorporated herein by reference for all purposes; and

          (b)  The Back-up Manager and the Manager shall have agreed upon the form and substance of the systems data (including, without limitation, the maintenance schedule, the overhaul schedule, equipment location, billing, cash application, tax, UCC, and insurance information) and other information that the Back-up Manager will require in order to effectively execute the Transition Plan, including without limitation, any information regarding Users in respect of Owner Compressors needed to effectuate any remedy under Section 12.2 of the Management Agreement, and assume and perform the duties of the Manager under the Management Agreement (the "Systems Data").

        SECTION 2.3    As compensation for the Back-up Manager's performance hereunder, the Manager will pay to the Back-up Manager on each Payment Date the Back-up Manager Fee. If Universal shall fail to pay such Management Fee, the Back-up Manager shall be entitled to receive such fees from distributions from the Head Lessee Collection Account at the times, in the amounts and subject to the priorities of distribution set forth in the Head Lessee Security Agreement. Effective on the Management Replacement Date, the Back-up Manager shall be entitled to receive the Management Fee and Incentive Management Fee as compensation for its services hereunder and thereunder (and its entitlement to receive the Back-up Management Fee shall cease at such time), such Management Fee and Incentive Management Fee to be paid at the times and in the amounts provided in the Management Agreement.

        SECTION 2.4    The Manager and the Back-up Manager hereby each agree to cooperate with each other, the Deal Agent, and the Series Enhancer in effecting (a) the termination of the responsibilities and rights of the Manager under the Management Agreement, and (b) the transfer of the responsibilities and rights from the Manager to the Back-up Manager (or another Replacement Manager) under the Management Agreement, including, without limitation, the preparation, execution, and delivery of any and all documents and other instruments, the execution and delivery of assignments of financing statements, and the transfer to the Back-up Manager (or another Replacement Manager) for administration by it of all cash amounts which shall at the time be held by the Manager or thereafter received by the Manager with respect to the User Leases and the Owner Compressors. Effective upon the delivery of a Manager Termination Notice, the Manager hereby agrees to transfer all Systems Data to the Indenture Trustee for delivery to the Control Party. After the delivery of the Manager Termination Notice and on or prior to the Management Replacement Date, the Back-up Manager agrees to set up the ABS Lockbox Account. The Back-up Manager agrees to enter into any lockbox agreement and control agreement in connection with such ABS Lockbox Account as may be required by the Control Party in its sole but reasonable discretion. Once the ABS Lockbox is established, the Manager and the Back-up Manager will cooperate with each other to contact all Users of the Owner Compressors and notify them of the change in payment address from the Lockbox Account to the ABS Lockbox Account. Effective on the Management Replacement Date, Universal hereby agrees to transfer to Back-up Manager (or another Replacement Manager) copies of all original master equipment rental agreements, originals (if available) of the Schedule A's, and lease files and all Systems Data and copies of its electronic records and all other records, correspondence and documents relating to the User Leases and the Owner Compressors in the manner and at such times as the Back-up Manager (or another Replacement Manager) shall reasonably request and do any and all other acts or things necessary or appropriate to effect the purposes of termination and the assumption of the duties of the Manager. The Manager hereby designates the Back-up Manager (or any other

Replacement Manager) as its agent and attorney-in-fact, on and after the Management Replacement Date, to execute transfers of any agreements, documents or instruments which may be necessary or advisable to effect such transfer of the Manager's responsibilities and rights hereunder; provided, that all reasonable expenses relating to such actions shall be paid by the Manager.

        SECTION 2.5    [Intentionally Omitted].

        SECTION 2.6    Nothing in the preceding provisions of this Agreement shall be interpreted as limiting or restricting any rights or remedies which the Owners, the Indenture Trustee, the Deal Agent, any Series Enhancer, the Noteholders or any other Person would otherwise have at law or in equity on account of the breach or violation of any provision of this Agreement, or the Management Agreement, by the Manager or the Back-up Manager, including, without limitation, the right, subject to Sections 9.17 and 9.18 of this Agreement, to recover full and complete damages on account thereof to the extent not inconsistent with Section 12 of the Management Agreement, injunctive relief and specific performance.

        SECTION 2.7    Upon termination of its obligations as Manager under the Management Agreement, the Manager agrees to cooperate with the Back-up Manager in those regions where the Back-up Manager does not maintain sufficient operations to service the Owner Compressors and, to the extent reasonably necessary in order to service and maintain the Owner Compressors as required under the Management Agreement, (a) make its facilities, equipment and vehicles in those regions available on an as needed, where needed basis, (b) with the consent of the employees, provide the Back-up Manager with an employee list which will contain job titles and contact information and to make such employees available for interviews with the Back-up Manager, and (c) provide for a right of first refusal to purchase the items set forth in clause (a) of this Section 2.7 at their appraised values and only to the extent such right of first refusal is permitted by all agreements, in effect as of the date of this agreement, to which Universal is a party.

ARTICLE III

GENERAL PROVISIONS

        SECTION 3.1    The Back-up Manager shall fully assume, from and after the Management Replacement Date, all of the rights (including, without limitation, rights to any S&A Fee, Operations Fee, Overhaul Fee, and a charge for Reimbursable Services under the Management Agreement), responsibilities, duties, and liabilities relating thereto placed on the Manager by the terms and provisions of the Management Agreement as though it were a party thereto as the Manager, subject to both Section 2.1 of this Agreement and the last sentence of this Section 3.1. In no event shall the Back-up Manager be responsible or liable for any Claims arising out of or in connection with actions taken or not taken by the outgoing Manager, whether prior to or following the effective date of such termination.

        SECTION 3.2    Following the occurrence of a Trigger Event, the Back-up Manager agrees to perform such additional diligence and verification duties as the Deal Agent shall reasonably request that are designed to facilitate the goals of the Transition Plan. The reasonable costs and expenses of such diligence and verification shall be paid by the Manager following the Back-up Manager's presentation of an invoice therefor.

        SECTION 3.3    Within ninety (90) days after the end of each calendar year, prior to delivery of a Manager Termination Notice, the Back-up Manager and the Manager shall perform the duties and take the actions set forth below:

          (a)  The Back-up Manager shall deliver an updated Transition Plan to the Owners, the Deal Agent, any Series Enhancer, and the Rating Agencies;

          (b)  The Back-up Manager and the Manager shall agree upon modifications, if any, to the Systems Data;

          (c)  The Back-up Manager shall review the maintenance schedule and the overhaul schedule of a random sample of twenty-five (25) Owner Compressors to ensure compliance with the Services Standard. The Back-up Manager shall provide a report to the Deal Agent, the Indenture Trustee, each Series Enhancer, any Interest Rate Hedge Provider and the Manager in writing regarding any material discrepancies between the scheduled maintenance and scheduled overhauls and the actual maintenance and actual overhauls of the Owner Compressors ("Status Report");

          (d)  If the Manager disagrees with the Back-up Manager's assessments provided under paragraph (c) above or if the Manager has not resolved any material discrepancies between the scheduled maintenance and overhauls and the actual maintenance and overhauls of the Owner Compressors, the Back-up Manager agrees to (i) confer with the Manager to resolve such disagreements and/or discrepancies on or prior to the next succeeding Determination Date, and (ii) notify in writing the Deal Agent, the Indenture Trustee, and each Series Enhancer of the resolution or non-resolution thereof. The Manager hereby agrees to cooperate, at its own expense, with the Back-up Manager in reconciling any material discrepancies identified by the Back-up Manager pursuant to paragraph (c) above. If such material discrepancy is not resolved, the Back-up Manager shall promptly notify the Indenture Trustee and each Series Enhancer of such non-resolution. Following such non-resolution, the Manager shall deliver to the Deal Agent, the Rating Agencies, each Series Enhancer, the Back-up Manager, any Interest Rate Hedge Provider and the Indenture Trustee no later than the next succeeding Payment Date a certificate describing the nature and cause of such material discrepancies; and

          (e)  The Back-up Manager will make a site visit to the offices of the Manager for the purpose of reviewing the operations of the Manager. Such inspections shall be made upon the giving of reasonable advance notice and will be conducted during normal business hours and the reasonable out-of-pocket expenses of the Back-up Manager incurred in connection with such visit shall be paid by the Manager.

ARTICLE IV

TERM

        SECTION 4.1    This Agreement shall continue in force with respect to all Owner Compressors until the earliest to occur of (a) the destruction, loss, sale, or other disposition of all Owner Compressors in accordance with the terms of the Related Documents, (b) the date on which the Indenture is discharged in accordance with its terms, or (c) the date on which the Indenture Trustee (acting at the written direction of the Control Party), the Series Enhancer or the Manager (acting at the written direction of the Control Party), terminates all rights and obligations of the Back-up Manager hereunder by delivery to the Back-up Manager of a notice of termination (the "Back-up Manager Termination Notice") executed by the Indenture Trustee (at the written direction of the Control Party).

        SECTION 4.2    If a Back-up Manager Termination Notice is received by the Back-up Manager while it is performing its duties hereunder, the Back-up Manager agrees to cooperate with the Deal Agent, the Owners, the Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Provider, the Replacement Manager or the successor Back-up Manager in effecting the termination of the Back-up Manager's responsibilities and rights hereunder, including, without limitation, the transfer to the Replacement Manager or the successor Back-up Manager of all data then in the possession of the Back-up Manager.

        SECTION 4.3    The Back-up Manager shall not resign from the obligations and duties hereby imposed on it as Back-up Manager except (a) with the prior written consent of the Control Party, or (b) upon determination that the performance of its duties hereunder is no longer permissible under Applicable Law. Any such determination permitting the resignation of the Back-up Manager shall be evidenced by an opinion of counsel to the Back-up Manager to such effect delivered to the Control Party and to the Rating Agencies. Upon the Back-up Manager's resignation or termination pursuant to Sections 4.1 or 4.3 hereof, the Back-up Manager shall comply with the provisions of this Agreement until the acceptance of appointment and commencement of the Back-up Manager's duties by a successor Back-up Manager. Any such successor Back-up Manager shall be appointed by the Control Party.

ARTICLE V

NO FORCE MAJEURE

        The obligations of the Owners, Manager, and Back-up Manager under this Agreement are unconditional and shall not be subject to suspension, delay or interruption on account of the occurrence of any event, whether or not such event is beyond its control.

ARTICLE VI

INDEMNIFICATION

        SECTION 6.1    Each Owner and the Manager agree to, and hereby do, severally (as to Claims arising as a result of such Person's action, inaction or breach) defend, indemnify, and hold harmless the Back-up Manager, its successors and assigns, and its and their respective officers, directors, employees, and agents (each of the foregoing, a "Back-up Manager Indemnified Party") from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including reasonable legal fees) (each a "Claim") incurred by or asserted against such Back-up Manager Indemnified Party to the extent resulting, arising from or related to this Agreement, the Management Agreement, any Related Document or the transactions contemplated thereby, including but not limited to those resulting or arising from (a) an action or inaction by such Owner or Manager, as the case may be, that is contrary to the terms of any Related Document, (b) a breach by such Owner or Manager, as the case may be, of its representations and covenants set forth in any Related Document which has a material adverse effect, or (c) any information certified in any schedule or report delivered by such Owner or Manager, as the case may be, being untrue in any material respect as of the date of such certification, except for Claims which arise out of a Back-up Manager Indemnified Party's willful misconduct, gross negligence, or failure to comply with or perform its obligations under this Agreement or the Management Agreement, provided that the foregoing indemnity shall in no way be deemed to impose on any Owner or the Manager any obligation to reimburse a Back-up Manager Indemnified Party for losses to the extent arising from the failure of the related obligor on a User Lease to make rental and other lease-related payments. The Back-up Manager subordinates its claims against the Owners under this Section 6.1 to all Claims which have priority in payment under the provisions of the Head Lessee Security Agreement, and further agrees that any such Claims shall (a) be nonrecourse to each Owner, (b) only be payable at the times and in the amounts for which funds are available for such purpose pursuant to the provisions of the Head Lessee Security Agreement, and (c) not constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against any Owner.

        SECTION 6.2    The Back-up Manager agrees to, and hereby does, defend, indemnify, and hold harmless the Owners, the initial Manager, each Entitled Party, and its and their respective officers, directors, employees and agents (each of the foregoing, an "Indemnified Party") from and against any and all Claims incurred by or asserted against such Indemnified Party to the extent resulting or arising from (a) an action or inaction by the Back-up Manager that is contrary to the terms of this Agreement or the Management Agreement, (b) a breach by the Back-up Manager of its representations and covenants set forth in this Agreement which has a material adverse effect, or (c) any information certified in any schedule or report delivered by the Back-up Manager being untrue in any material respect as of the date of such certification, except for Claims which arise out of the application of Indemnified Party's willful misconduct, gross negligence, or failure to comply with or perform its obligations under any Related Document, provided that the foregoing indemnity shall in no way be deemed to impose on the Back-up Manager any obligation to reimburse an Indemnified Party for losses arising solely from the financial inability of the related User on a User Lease to make rental and other lease-related payments.

        SECTION 6.3    The rights and obligations of the Back-up Manager Indemnified Parties and the Indemnified Parties under this Section 6 shall survive the resignation or removal of the Back-up Manager and the termination of this Agreement.

ARTICLE VII

NO BANKRUPTCY PETITION AGAINST OWNERS

        The Back-up Manager will not, prior to the date that is one (1) year and one (1) day after the payment in full of all Outstanding Obligations under the Head Lease, the Indenture and all Supplements, institute against any Owner, or join any other Person in instituting against any Owner, an Insolvency Proceeding. This Section 7 shall survive the resignation of the Back-up Manager and the termination of this Agreement.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

        SECTION 8.1    The Back-up Manager represents and warrants to the Manager, each Entitled Party and each Owner that:

          (a)  The Back-up Manager is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

          (b)  The Back-up Manager has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby. This Agreement has been duly executed and delivered by the Back-up Manager. Upon due execution and delivery hereof by the other parties hereto this Agreement will constitute the valid, legally binding, and enforceable obligation of the Back-up Manager, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (c)  The Back-up Manager has not breached its certificate of incorporation or by-laws or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and corporate affairs or any applicable laws and regulations in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement.

        SECTION 8.2    Each Owner represents and warrants, as to itself, to the Manager, the Indenture Trustee, the Deal Agent, each Series Enhancer, each Interest Rate Hedge Provider and the Back-up Manager that:

          (a)  UCO Compression 2002 LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware;

          (b)  BRL Universal Compression Funding I 2002, L.P. is a limited partnership duly formed and validly existing under the laws of the State of Delaware;

          (c)  Each of the Owners has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby. Upon due execution and delivery hereof, this Agreement will constitute the valid, legally binding and enforceable obligation of the Owners, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d)  Neither Owner has breached its organizational documents or any other agreement to which it is a party or by which it is bound in the course of conduct of its business and affairs or any applicable laws and regulations in such manner as would in any such case have a materially adverse effect on its ability to perform its obligations under this Agreement.

        SECTION 8.3    The Manager represents and warrants to the Indenture Trustee, the Deal Agent, each Series Enhancer, the Back-up Manager, each Interest Rate Hedge Provider and each Owner that:

          (a)  The Manager is a corporation duly organized, validly existing and in good standing under the laws of Texas;

          (b)  The Manager has the requisite power and authority to enter into and perform its obligations under this Agreement, and all requisite corporate authorizations have been given for it to enter into this Agreement and to perform all the matters envisaged hereby. Upon due execution and delivery hereof this Agreement will constitute the valid, legally binding and enforceable obligation of the Manager, subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (c)  The Manager has not breached its certificate of incorporation or by-laws or any other agreement to which it is a party or by which it or its property is bound in the course of conduct of its business and corporate affairs or any applicable laws and regulations in such manner as would in any such case have a materially adverse effect on (x) its ability to perform its obligations under this Agreement or (y) the rights and remedies of the Owners hereunder.

ARTICLE IX

GENERAL

        SECTION 9.1    All demands, notices and communications hereunder shall be in writing and personally delivered or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, to the following addresses:

To Manager:	Universal Compression, Inc 4444 Brittmoore Road Houston, Texas 77042 Telephone: (713) 335-7295 Facsimile: (713) 446-6720 Attention: Richard W. Fitzgerald

To Owners:
BRL Universal Compression Funding I 2002, L.P.
c/o BRL Universal Compression Management, Inc.
2911 Turtle Creek Blvd., Suite 1240
Dallas, Texas 75219
Telephone: (214) 522-7296
Facsimile: (214) 520-2009
Attention: Gregory C. Greene
UCO Compression LLC 4444 Brittmoore Road Houston, Texas 77042 Telephone: (713) 335-7295 Facsimile: (713) 446-6720 Attention: Richard W. Fitzgerald
To Back-up Manager:	Caterpillar Inc. 100 NE Adams Street Peoria, Illinois 61629 Telephone: (309) 675-1000 Facsimile: (309) 675-6620 Attention: General Counsel
To the Indenture Trustee:
Wells Fargo Bank Minnesota, National Association
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN 55479
Telephone: (612) 667-8058
Facsimile: (612) 667-3464
Attention: Corporate Trust Services -Asset-Backed Administration
To the Deal Agent:	Wachovia Securities, Inc Asset Securitization Division 301 S. College St., TW-10 Charlotte, North Carolina 28288-0610 Telephone: (704) 383-8608 Facsimile: (704) 374-3254 Attention: Manoj Kumar
To any Series Enhancer:	Ambac Assurance Corporation One State Street Plaza New York, New York 10004 Telephone: (212) 208-3181 Facsimile: (212) 208-3547 Attention: Harris C. Mehos

To the Rating Agencies:	Standard & Poor Ratings Group 55 Water Street, 39th Floor New York, New York 10041 Telephone: (212) 425-7025 Facsimile: (212) 208-1393
Moody's Investors Services 99 Church Street, 4th Floor New York, New York 10007 Telephone: (212) 553-0300 Facsimile: (212) 553-0574 Attention: Asset Backed Monitoring Group
To the Interest Rate Hedge Provider:
Wachovia Bank, National Association
301 S. College St., DC-8
Charlotte, North Carolina 28202-0600
Telephone: (704) 383-0575
Facsimile: (704) 383-8778
Attention: Bruce M. Young, Senior VP, Risk Management

Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy or email, or (c) when delivered, if delivered by hand or certified first class mail, return receipt requested. Each party delivering a notice hereunder shall deliver a copy of such notice to the Deal Agent at the address set forth above.

        SECTION 9.2    If any proceeding is brought for enforcement of this Agreement or because of an alleged dispute, breach, or default in connection with any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to other relief to which it may be entitled, reasonable attorney fees and other reasonable costs incurred in connection therewith.

        SECTION 9.3    The Back-up Manager, the Owners, and the Manager shall each perform such further acts and execute such further documents as may be necessary to implement the intent of, and consummate the transactions contemplated by, this Agreement.

        SECTION 9.4    If any term or provision of this Agreement or the performance thereof shall to any extent be or become invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall continue to be valid and enforceable to the fullest extent permitted by law.

        SECTION 9.5

          (a)  This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Owners, the Manager, and the Back-up Manager, and their respective successors in interest or permitted assigns; provided, however, that: (i) this Agreement and the rights and duties of the Back-up Manager hereunder may not be assigned by the Back-up Manager to any other Person, other than to an Affiliate of the Back-up Manager, without the prior written consent of the Owners and the Indenture Trustee (at the written direction of the Control Party), and (ii) the Owners may charge, assign, pledge, or hypothecate their rights (but not their obligations) under this Agreement as provided herein. The Back-up Manager hereby acknowledges that (x) the Head Lessee will assign all of its right, title, and interest under this Agreement to the Head Lessor and (y) the Head Lessor will assign all of its right, title, and interest under this Agreement to the Indenture Trustee, and that the Deal Agent, each Series Enhancer and the beneficiaries under the Indenture will each be a beneficiary of such assignments. The Back-up Manager's hereby consents to such assignments. The Back-up Manager shall give the Rating Agencies prior written notice of any assignment of the Back-up Manager's rights or obligations hereunder effected pursuant to this Section 9.5.

          (b)  Any Person (i) into which the Back-up Manager may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Back-up Manager shall be a party, or (iii) which may succeed to the properties and assets of the Back-up Manager substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up Manager hereunder, shall be the successor to the Back-up Manager under this Agreement without further act on the part of any of the parties to this Agreement. In the event that the resulting entity is not acceptable to the Deal Agent or any Series Enhancer in its sole discretion, the Back-up Manager, upon the written request of the Deal Agent or any Series Enhancer, shall resign from its obligations and duties under this Agreement. Such resignation shall not become effective until a successor Back-up Manager, appointed by the Deal Agent and the Requisite Global Majority with the prior written consent of each Series Enhancer, has accepted such appointment.

          (c)  Notwithstanding any provision of this Section 9, the Back-up Manager may subcontract its duties under this Agreement or the Management Agreement to any qualified and recognized industry participant to perform the duties of the Back-up Manager or the Replacement Manager, with the prior written consent of any Series Enhancer, and the Deal Agent; provided that the Back-up Manager shall remain responsible notwithstanding such subcontractor. On the Effective Date, the Back-up Manager shall engage Compressor Systems, Inc. as a subcontractor, which such subcontractor is acceptable to the Series Enhancer and the Deal Agent.

        SECTION 9.6    Waiver of any term or condition of this Agreement (including any extension of time required for performance) shall be effective only if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition or a waiver of any other term or condition of this Agreement. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver hereof.

        SECTION 9.7    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.8    This Agreement and the appendices attached hereto represent the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the parties hereto and approved by the Control Party. The Back-up Manager shall send prior notice of any amendment or modification to the Rating Agencies.

        SECTION 9.9    If Caterpillar or any successor Back-up Manager becomes the Replacement Manager, a new Back-up Manager shall be appointed by the Series Enhancer, at its option, and approved by the Replacement Manager.

        SECTION 9.10    This Agreement may be signed in counterparts each of which shall constitute an original instrument, but all of which together shall constitute but one and the same instrument.

        SECTION 9.11    Any signature required with respect to this Agreement may be provided via facsimile; provided that the originals of such signatures are supplied by each party to the other party promptly thereafter.

        SECTION 9.12    THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, THAT WOULD RESULT IN

APPLICATION OF LAWS OTHER THAN NEW YORK, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 9.13    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE BACK-UP MANAGER, THE MANAGER OR THE OWNERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, STATE OF NEW YORK AND THE MANAGER, THE BACK-UP MANAGER, AND THE OWNERS EACH HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, EACH OF THE PARTIES HERETO EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING EACH OF THE PARTIES HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CT CORPORATION SYSTEM HAVING AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICE OF LEGAL PROCESS AND EACH OF THE PARTIES HERETO EACH AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON. EACH OF THE PARTIES HERETO SHALL EACH MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS AGREEMENT, THE HEAD LEASE, AND THE INDENTURE SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, EACH OF THE PARTIES HERETO AS THE CASE MAY BE, SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SERIES ENHANCER AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT'S ACCEPTANCE OF SUCH APPOINTMENT.

        SECTION 9.14    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

        SECTION 9.15    To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities, or any other matter under or arising out of or in connection with this Agreement, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of applicable law.

        SECTION 9.16    The parties hereto (A) acknowledge that the matters contemplated by this Agreement are part of a financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Related Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Related Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Related Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Related Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of any Related Document. In no event, however, shall the respective judgment debtor be required to pay a larger amount in such other currency, at the rate of exchange in effect on the date of payment than the amount of Dollars stated to be due under the respective Related Document, so that in any event the obligations of the respective judgment debtor under the Related Document will be effectively maintained as Dollar obligations.

        SECTION 9.17    The Back-up Manager and Manager hereby irrevocably and unconditionally waive all right of set-off that they may have under contract (including this Agreement), applicable law, or otherwise with respect to any funds or monies of the Owners, at any time held by or in the possession of the Back-up Manager.

        SECTION 9.18    THE BACK-UP MANAGER SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OWNERS, THE MANAGER, AND/OR TO ANY OTHER PARTY CLAIMING RIGHTS UNDER THIS AGREEMENT AND/OR THE MANAGEMENT AGREEMENT FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, SAVINGS OR REVENUES OF ANY KIND, WHETHER OR NOT THE BACK-UP MANAGER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        SECTION 9.19    Each of the Indenture Trustee, the Deal Agent, and each Series Enhancer shall be third party beneficiaries of this Agreement and shall be entitled to enforce the rights and obligations of the Manager and the Back-up Manager hereunder as though it were a party thereto. Each party hereto agrees that, if the Indenture Trustee shall fail to act hereunder as directed by the Control Party at any time at which it is so required hereby or by any Related Document, then the Control Party shall be entitled to directly enforce the provisions of this Agreement or take any such action directly in its own capacity or on behalf of the Indenture Trustee in accordance with the terms of this Agreement and, in the event any party receives instructions from both the Indenture Trustee and the Control Party, such party may act on and rely upon the instructions from the Control Party.

        [Remainder of this page left intentionally blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

UNIVERSAL COMPRESSION, INC
By:	/s/ RICHARD W. FITZGERALD
	Name:	Richard W. FitzGerald
	Title:	Senior Vice President
UCO COMPRESSION 2002, LLC
By:	/s/ RICHARD W. FITZGERALD
	Name:	Richard W. FitzGerald
	Title:	Senior Vice President
BRL UNIVERSAL COMPRESSION FUNDING I 2002, L.P.
By:	BRL UNIVERSAL COMPRESSION FUNDING MANAGEMENT 2002, INC, its General Partner
	By:	/s/ GREGORY C. GREENE
		Name:	Gregory C. Greene,
		Title:	President
CATERPILLAR INC.
By:	/s/ JAMES J. PARKER
	Name:	James J. Parker,
	Title:	Vice President

QuickLinks

  EXHIBIT 10.6